Exhibit 99.1

Blucora Reports Fourth Quarter and Full Year 2018 Results

IRVING, TX — February 14, 2019 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals, today announced financial results for the fourth quarter and full year ended December 31, 2018.

2018 Highlights and Recent Developments

•	Increased total revenue by 10% year-over-year

•	Grew GAAP Net income by 87%, Adjusted EBITDA by 19%, Non-GAAP net income by 36%

•	Achieved record advisory net flows at HD Vest, approaching $1 billion

•	Recorded 21st consecutive year of revenue growth at TaxAct, growing 16% year-over-year

•	Utilized strong cash flow generation to eliminate $80 million in debt, reducing net leverage ratio to 1.5x from 2.8x

•	Completed clearing transition expected to generate more than $120 million in incremental HD Vest segment income over 10-year term
“Strong net flows in the fourth quarter helped cap an excellent year for Blucora,” said John Clendening, Blucora’s President and Chief Executive Officer. “For the full year 2018 we generated outstanding financial results, achieving double-digit growth in revenue, earnings and cash flow, while hitting records in key metrics such as advisory flows. At the same time, we strengthened our balance sheet, our platform and our team, laying the groundwork to capture the significant opportunities we see ahead.”

Summary Financial Performance: Q4 and Full Year 2018
($ in millions except per share amounts)

	Q4	Q4		Full Year	Full Year
	2018	2017	Change	2018	2017	Change
Revenue
Wealth Management	$97.2	$93.8	4%	$373.2	$348.6	7%
Tax Preparation	$4.1	$4.0	2%	$187.3	$160.9	16%
Total Revenue	$101.3	$97.8	3%	$560.5	$509.5	10%
Segment Income (Loss)
Wealth Management	$14.1	$14.2	(1)%	$53.1	$50.9	4%
Tax Preparation	$(8.7)	$(10.5)	(17)%	$87.2	$72.9	20%
Total Segment Income	$5.4	$3.7	44%	$140.3	$123.8	13%
Unallocated Corporate Operating Expenses	$6.1	$5.1	21%	$20.5	$22.9	(11)%
GAAP:
Operating Income (Loss)	$(13.5)	$(14.5)	(7)%	$67.7	$48.0	41%
Net Income (Loss) Attributable to Blucora. Inc.	$(16.0)	$10.0	(259)%	$50.6	$27.0	87%
Diluted Net Income (Loss) Per Share Attributable to Blucora. Inc.*	$(0.38)	$0.21	(281)%	$0.90	$0.57	58%
Non-GAAP:
Adjusted EBITDA	$(0.8)	$(1.3)	(44)%	$119.8	$100.9	19%
Net Income (Loss)	$(7.5)	$(5.7)	32%	$94.0	$69.1	36%
Diluted Net Income (Loss) per Share	$(0.16)	$(0.12)	33%	$1.90	$1.46	30%
* 2018 GAAP EPS includes noncontrolling interest redemption impacts of $(0.05) and (0.13) for Q4 2018 and Full Year 2018, respectively.
See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Tax Season Update
“For this tax season we’ve unveiled a number of advances and new benefits for customers to make the tax filing experience easier and more rewarding,” Clendening continued. “In addition to bringing back some of our most popular features like our personalized deduction maximizer and $100,000 accuracy guarantee, some improvements customers are seeing this year include:

•	A newly refreshed and modern website that allows customers to quickly identify the product that best fits their needs;

•	Ten Minute taxes, a streamlined and intuitive process to guide filers with simple returns to complete their returns in just ten minutes or less;

•	Refund Marketplace, which rewards filers with bonus money, up to a maximum of $599, when they allocate a portion of their refund to gift cards from an assortment of national retailers;

•	A redesigned BluPrint financial assessment, which can turn insights from your tax return in to actionable recommendations to save real money; and

•	Many other improvements including more data import and product partners.”

“Based on early tax season data, we continue to expect first-half 2019 tax preparation revenue growth of approximately 7.5-10% versus the comparable period last year, with segment margin in the 56.7% to 57.7%. range.”

First Quarter Outlook
For the first quarter of 2019, the Company expects revenues to be between $213.5 million and $218.5 million, GAAP net income to be between $48.0 million and $50.5 million, or $0.95 to $1.00 per diluted share, Adjusted EBITDA to be between $68.5 million and $72.5 million, and Non-GAAP income to be between $60.0 million and $63.5 million, or $1.19 to $1.26 per diluted share.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss fourth quarter and full year results, its outlook for the first quarter, tax season update and other business matters. We will also provide the prepared remarks for the conference call along with supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at http://www.blucora.com prior to the call. The supplemental financial information has also been filed with the SEC on Form 8-K. A replay of the call be available on our website.
About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a leading provider of technology-enabled financial solutions to consumers, small businesses and tax professionals. Our products and services in tax preparation and wealth management, through TaxAct and HD Vest, respectively, help consumers manage their financial lives. TaxAct is an affordable digital tax preparation solution for individuals, business owners and tax professionals. HD Vest Financial Services ® supports an independent network of tax professionals who provide comprehensive financial planning solutions. For more information on Blucora or its businesses, please visit www.blucora.com.
Source: Blucora
Blucora Contact:
Bill Michalek (972) 870-6463
VP, Investor Relations
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain customers; the availability of financing and our ability to meet our current and future debt service obligations and comply with our debt covenants; our ability to generate strong investment performance for our customers and the impact of the financial markets on our customers’ portfolios; political and economic conditions and events that directly or indirectly impact the wealth management and tax preparation industries; our ability to attract and retain productive financial advisors; our ability to successfully make technology enhancements and introduce new and improve on existing products and services; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; our ability to comply with laws and regulations, including, among others, those related to privacy protection and consumer data; our expectations concerning the benefits that may be derived from our new clearing platform and investment advisory platform; cybersecurity risks; our ability to maintain our relationships with third party partners; the seasonality of our business; litigation risks; our ability to attract and retain qualified employees; our assessments and estimates that determine our effective tax rate; the impact of new or changing tax legislation; our ability to develop, establish and maintain strong brands; our ability to protect our intellectual property; and our ability to effectively integrate companies or assets that we acquire. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this release, except as may be required by applicable law.

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Operations
(Unaudited)
(Amounts in thousands, except per share data)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Revenue:
Wealth management services revenue	$97,190	$93,848	$373,174	$348,620
Tax preparation services revenue	4,068	4,001	187,282	160,937
Total revenue	101,258	97,849	560,456	509,557
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	66,054	63,415	253,580	235,859
Tax preparation services cost of revenue	1,858	2,475	10,040	10,018
Amortization of acquired technology	—	50	99	195
Total cost of revenue (1)	67,912	65,940	263,719	246,072
Engineering and technology (1)	5,107	5,573	19,332	19,614
Sales and marketing (1)	16,642	17,824	111,361	102,798
General and administrative (1)	16,229	13,263	60,124	52,668
Depreciation	762	780	4,468	3,460
Amortization of other acquired intangible assets	8,103	8,615	33,487	33,807
Restructuring (1)	(3)	375	288	3,101
Total operating expenses	114,752	112,370	492,779	461,520
Operating income (loss)	(13,494)	(14,521)	67,677	48,037
Other loss, net (2)	(3,947)	(5,402)	(15,797)	(44,551)
Income (loss) before income taxes	(17,441)	(19,923)	51,880	3,486
Income tax benefit	1,741	31,842	(311)	25,890
Net income (loss)	(15,700)	11,919	51,569	29,376
Net income attributable to noncontrolling interests	(281)	(1,871)	(935)	(2,337)
Net income (loss) attributable to Blucora, Inc.	$(15,981)	$10,048	$50,634	$27,039
Net income (loss) per share attributable to Blucora, Inc.:
Basic	$(0.38)	$0.22	$0.94	$0.61
Dilued	$(0.38)	$0.21	$0.90	$0.57
Weighted average shares outstanding:
Basic	48,002	46,231	47,394	44,370
Diluted	48,002	48,406	49,381	47,211

(1) Stock-based compensation expense was allocated among the following captions (in thousands):
	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Cost of revenue	$527	$228	$1,467	$774
Engineering and technology	176	250	766	984
Sales and marketing	589	575	2,424	2,376
General and administrative	2,402	2,166	8,596	7,519
Restructuring	—	70	—	1,148
Total stock-based compensation expense	$3,694	$3,289	$13,253	$12,801

(2) Other loss, net consisted of the following (in thousands):
	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Interest income	$(132)	$(34)	$(349)	$(110)
Interest expense	3,838	4,465	15,610	21,211
Amortization of debt issuance costs	174	198	833	1,089
Accretion of debt discounts	38	54	163	1,947
Loss on debt extinguishment and modification expense	—	681	1,534	20,445
Other	29	38	(1,994)	(31)
Other loss, net	$3,947	$5,402	$15,797	$44,551

Blucora, Inc.
Preliminary Condensed Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands)

	December 31,
	2018	2017
ASSETS
Current assets:
Cash and cash equivalents	$84,524	$59,965
Cash segregated under federal or other regulations	842	1,371
Accounts receivable, net of allowance	14,977	10,694
Commissions receivable	15,562	16,822
Other receivables	7,408	3,180
Prepaid expenses and other current assets, net	7,755	7,365
Total current assets	131,068	99,397
Long-term assets:
Property and equipment, net	12,389	9,831
Goodwill, net	548,685	549,037
Other intangible assets, net	294,603	328,205
Other long-term assets	10,980	15,201
Total long-term assets	866,657	902,274
Total assets	$997,725	$1,001,671
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,798	$4,413
Commissions and advisory fees payable	15,199	17,813
Accrued expenses and other current liabilities	19,026	19,577
Deferred revenue	10,257	9,953
Total current liabilities	48,280	51,756
Long-term liabilities:
Long-term debt, net	260,390	338,081
Deferred tax liability, net	40,394	43,433
Deferred revenue	8,581	804
Other long-term liabilities	7,540	8,177
Total long-term liabilities	316,905	390,495
Total liabilities	365,185	442,251

Redeemable noncontrolling interests	24,945	18,033

Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	1,569,725	1,555,560
Accumulated deficit	(961,689)	(1,014,174)
Accumulated other comprehensive loss	(446)	(4)
Total stockholders’ equity	607,595	541,387
Total liabilities and stockholders’ equity	$997,725	$1,001,671

Blucora, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Amounts in thousands)

	Years ended December 31,
	2018	2017
Operating Activities:
Net income	$51,569	$29,376
Adjustments to reconcile net income to net cash from operating activities:
Stock-based compensation	13,253	11,653
Depreciation and amortization of acquired intangible assets	38,590	38,139
Restructuring (non-cash)	—	1,569
Deferred income taxes	(3,039)	(16,159)
Amortization of premium on investments, net, and debt issuance costs	833	1,099
Accretion of debt discounts	163	1,947
Loss on debt extinguishment	1,534	20,445
Other	72	30
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(4,286)	(483)
Commissions receivable	1,260	(678)
Other receivables	(3,851)	(204)
Prepaid expenses and other current assets	(815)	(869)
Other long-term assets	3,450	(12,281)
Accounts payable	(615)	(123)
Commissions and advisory fees payable	(2,614)	1,226
Deferred revenue	9,930	(3,248)
Accrued expenses and other current and long-term liabilities	114	1,407
Net cash provided by operating activities	105,548	72,846
Investing Activities:
Purchases of property and equipment	(7,633)	(5,039)
Proceeds from sales of investments	—	249
Proceeds from maturities of investments	—	7,252
Purchases of investments	—	(409)
Net cash provided (used) by investing activities	(7,633)	2,053
Financing Activities:
Proceeds from credit facilities	—	365,836
Payments on convertible notes	—	(172,827)
Payments on credit facilities	(80,000)	(290,000)
Repayment of note payable with related party	—	(3,200)
Proceeds from stock option exercises	12,773	40,271
Proceeds from issuance of stock through employee stock purchase plan	2,100	1,429
Tax payments from shares withheld for equity awards	(8,362)	(9,095)
Contingent consideration payments for business acquisition	(1,315)	(946)
Other	—	(30)
Net cash provided by financing activities	(74,804)	(68,562)
Net cash provided by continuing operations	23,111	6,337

Net cash provided by investing activities from discontinued operations	—	1,028
Net cash provided by discontinued operations	—	1,028

Effect of exchange rate changes on cash and cash equivalents	(56)	78
Net increase (decrease) in cash, cash equivalents, and restricted cash	23,055	7,443
Cash and cash equivalents, beginning of period	62,311	54,868
Cash and cash equivalents, end of period	$85,366	$62,311

Blucora, Inc.
Preliminary Segment Information
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Revenue:
Wealth Management (1)	$97,190	$93,848	$373,174	$348,620
Tax Preparation (1)	4,068	4,001	187,282	160,937
Total revenue	101,258	97,849	560,456	509,557
Operating income (loss):
Wealth Management	14,133	14,232	53,053	50,916
Tax Preparation	(8,742)	(10,489)	87,249	72,921
Corporate-level activity (2)	(18,885)	(18,264)	(72,625)	(75,800)
Total operating income (loss)	(13,494)	(14,521)	67,677	48,037
Other loss, net	(3,947)	(5,402)	(15,797)	(44,551)
Income tax benefit (expense)	1,741	31,842	(311)	25,890
Net income (loss)	$(15,700)	$11,919	$51,569	$29,376

(1) Revenues by major category within each segment are presented below (in thousands):
	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Wealth Management:
Commission	$39,932	$43,060	$164,201	$160,241
Advisory	43,551	38,616	164,353	145,694
Asset-based	9,999	7,021	31,456	26,297
Transaction and fee	3,708	5,151	13,164	16,388
Total Wealth Management revenue	$97,190	$93,848	$373,174	$348,620
Tax Preparation:
Consumer	$3,912	$3,844	$172,207	$147,084
Professional	156	157	15,075	13,853
Total Tax Preparation revenue	$4,068	$4,001	$187,282	$160,937

(2) Corporate-level activity included the following (in thousands):
	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Operating expenses	$6,143	$5,084	$20,494	$22,907
Stock-based compensation	3,694	3,219	13,253	11,653
Depreciation	947	921	5,003	4,137
Amortization of acquired intangible assets	8,103	8,665	33,586	34,002
Restructuring	(3)	375	288	3,101
Total corporate-level activity	$18,884	$18,264	$72,624	$75,800

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures
Preliminary Adjusted EBITDA Reconciliation (1)
(Unaudited)
(Amounts in thousands)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Blucora, Inc.	$(15,981)	$10,048	$50,634	$27,039
Stock-based compensation	3,694	3,219	13,253	11,653
Depreciation and amortization of acquired intangible assets	9,050	9,586	38,590	38,139
Restructuring	(3)	375	288	3,101
Other loss, net	3,947	5,402	15,797	44,551
Net income attributable to noncontrolling interests	281	1,871	935	2,337
Income tax expense (benefit)	(1,741)	(31,842)	311	(25,890)
Adjusted EBITDA	$(753)	$(1,341)	$119,808	$100,930

Preliminary Non-GAAP Net Income (Loss) Reconciliation (1)
(Unaudited)
(Amounts in thousands, except per share amounts)

	Three months ended December 31,		Years ended December 31,
	2018	2017	2018	2017
Net income (loss) attributable to Blucora, Inc.(2)	$(15,981)	$10,048	$50,634	$27,039
Stock-based compensation	3,694	3,219	13,253	11,653
Amortization of acquired intangible assets	8,103	8,665	33,586	34,002
Accretion and write-off of debt discount and debt issuance costs on previous debt	—	—	—	17,875
Restructuring	(3)	375	288	3,101
Impact of noncontrolling interests	281	1,871	935	2,337
Cash tax impact of adjustments to GAAP net income	(536)	3,328	(2,257)	(6)
Non-cash income tax benefit (1)	(3,050)	(33,178)	(2,403)	(26,853)
Non-GAAP net income (loss)	$(7,492)	$(5,672)	$94,036	$69,148

Per diluted share:
Net loss attributable to Blucora, Inc.(2)	$(0.38)	$0.21	$0.90	$0.57
Stock-based compensation	0.08	0.07	0.27	0.25
Amortization of acquired intangible assets	0.15	0.20	0.68	0.72
Accretion and write-off of debt discount and debt issuance costs on previous debt	—	—	—	0.37
Restructuring	—	0.01	0.01	0.07
Impacts of noncontrolling interests	0.06	0.04	0.14	0.05
Cash tax impact of adjustments to GAAP net income	(0.01)	0.07	(0.05)	0.00
Non-cash income tax benefit	(0.06)	(0.72)	(0.05)	(0.57)
Non-GAAP net income (loss)	$(0.16)	$(0.12)	$1.90	$1.46
Weighted average shares outstanding used in computing per diluted share amounts	48,002	46,231	49,381	47,211

Preliminary Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2019
	Low	High
Net income (loss) attributable to Blucora, Inc.	$48,000	$50,500
Stock-based compensation	4,300	3,900
Depreciation and amortization of acquired intangible assets	9,400	9,300
Other loss, net (3)	5,300	5,000
Income tax expense	1,500	3,800
Adjusted EBITDA	$68,500	$72,500
Preliminary Non-GAAP Income Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending
	March 31, 2019
	Low	High
Net income (loss) attributable to Blucora, Inc.	$48,000	$50,500
Stock-based compensation	4,300	3,900
Amortization of acquired intangible assets	8,100	8,100
Cash tax impact of adjustments to net income (loss)	(500)	(500)
Non-cash income tax expense	100	1,500
Non-GAAP income	$60,000	$63,500

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures

(1) We define Adjusted EBITDA as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, restructuring, other loss, net, the impact of noncontrolling interests and income tax (benefit) expense. For purposes of this definition, restructuring costs relate to the relocation of our corporate headquarters during 2017.

We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

We define non-GAAP net income (loss) as net income (loss) attributable to Blucora, Inc., determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, accelerated accretion of debt discount on our Convertible Senior Notes that were outstanding for a portion of 2017 (the "Notes"), write-off of debt discount and debt issuance costs on the terminated Notes and the terminated TaxAct - HD Vest 2015 credit facility, restructuring costs (described further under Adjusted EBITDA above), the impact of noncontrolling interests, the related cash tax impact of those adjustments, and non-cash income taxes. The write-off of debt discount and debt issuance costs on the terminated Notes and the closed TaxAct - HD Vest 2015 credit facility relates to the debt refinancing that occurred in the second quarter of 2017. We exclude the non-cash portion of income taxes because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will expire, if unutilized, between 2020 and 2024. The aforementioned items are only included in non-GAAP net income (loss) in the periods they occurred.

We believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income (loss) and non-GAAP net income (loss) per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income (loss) and non-GAAP net (loss) income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income (loss) and non-GAAP net income (loss) per share differently, and, therefore, our non-GAAP net income (loss) and non-GAAP net income (loss) per share may not be comparable to similarly titled measures of other companies.

(2) As presented in the Preliminary Condensed Consolidated Statements of Operations (unaudited).

(3) Other loss, net primarily includes items such as interest income, interest expense, amortization of debt issuance costs, accretion of debt discounts, and gain/loss on debt extinguishment.